UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2005

Pegasystems Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-374-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2005, Pegasystems Inc. (the "Company") and each of Alexander V. d’Arbeloff, Richard H. Jones, Steven F. Kaplan, William H. Keough, Edward A. Maybury, James P. O’Halloran, Edward B. Roberts, Alan Trefler and William W. Wyman (collectively, the "Directors") entered into a Director Indemnification Agreement (collectively, the "Director Indemnification Agreements"), pursuant to which the Company has agreed to indemnify each Director against certain liabilities that may arise by reason of such Director’s status or service as a director of the Company, and to advance such Director the expenses incurred as a result of a proceeding as to which such Director may be indemnified. The Director Indemnification Agreements are intended to provide rights of indemnification to the fullest extent permitted under the Massachusetts Business Corporation Act and are in addition to any other rights such Directors may have under the Company’s Articles of Organization, its By-laws and applicable law. The Director Indemnification Agreements also require the Company to maintain directors’ and officers’ liability insurance with respect to each Director for so long as such Director continues to serve as a director of the Company and for six (6) years thereafter.

The foregoing summary description of the Director Indemnification Agreements are qualified in their entirety by reference to Exhibit 99.1 filed with this Current Report on Form 8-K.

On April 6, 2005, the Company also entered into an amendment to certain existing stock option agreements between the Company and each of Alexander V. d’Arbeloff, Steven F. Kaplan, William H. Keough, Edward A. Maybury, James P. O’Halloran, Edward B. Roberts and William W. Wyman (each, a "Non-Employee Director").

Pursuant to these amendments, the Company agreed to extend the period of time during which a Non-Employee Director may exercise the applicable stock option following the date upon which such Non-Employee Director ceased to be a member of the Company’s Board of Directors. The amendments provide that, if a Non-Employee Director has been a member of the Board of Directors for five years or more as of the date that such Non-Employee Director ceases to be a Board member, such Non-Employee Director may exercise the applicable stock option at any time before the scheduled expiration date of the option agreement (which is typically ten years from the date of grant).

These amendments apply to all stock options held by the Non-Employee Directors with an exercise price equal to or greater than the fair market value of the Company’s common stock on April 6, 2005. These amendments do not apply to any stock options held by a Non-Employee Director with an exercise price less than the fair market value of the Company’s common stock on April 6, 2005.

Item 9.01. Financial Statements and Exhibits.

99.1 Form of Director Indemnification Agreement dated April 6, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

April 11, 2005	By:	/s/ Shawn S. Hoyt

Name: Shawn S. Hoyt
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Form of Director Indemnification Agreement